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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A/A
                               (AMENDMENT NO. 2)


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                    CREDENTIALS SERVICES INTERNATIONAL, INC.
                     (Exact name of registrant as specified
                                in its charter)



        Delaware                                               13 - 3784792
  (State of incorporation                                    (I.R.S. Employer
     or organization)                                       Identification No.)


                      333 City Boulevard West, 10th Floor
                           Orange, California  92868
              (Address of principal executive offices) (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                           Name of each exchange on which
    to be so registered                           each class is to be registered
----------------------------                      ------------------------------

          None                                                None


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box.                          [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.                          [X]

         Securities Act registration statement file number to which this Form relates:
                                   333-37461

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered.

         In response to this item, incorporated by reference is the description of the Common Stock, $.01 par value per share (the "Common Stock"), of Credentials Services International, Inc. (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated October 8, 1997 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-37461) (the "Registration Statement"), together with the description contained under such caption included in the form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus is incorporated by reference herein.

Item 2.  Exhibits.

         In accordance with Instruction as to Exhibits II, the exhibits listed in such Instruction shall be filed with each copy of this registration statement filed with each exchange on which the Common Stock is to be registered.
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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Dated: December 16, 1997

                                        CREDENTIALS SERVICES INTERNATIONAL, INC.



                                        By      /s/ DAVID C. THOMPSON
                                           -------------------------------------
                                                    David C. Thompson
                                           President and Chief Executive Officer